Exhibit 99.1

KONTOOR BRANDS ANNOUNCES RETIREMENT OF CHIEF FINANCIAL OFFICER RUSTIN WELTON AND APPOINTS JOE ALKIRE AS SUCCESSOR
GREENSBORO, N.C. - August 21, 2023 - Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced that Rustin Welton, Executive Vice President and Chief Financial Officer, has decided to retire from Kontoor after four years of service with the Company.
"I want to congratulate Rustin on his retirement and express my gratitude for his partnership and expert counsel that have been invaluable since Kontoor's inception and integral to our success,” said President, Chief Executive Officer and Chair of the Board, Scott Baxter. “The strategic actions taken under his leadership have greatly improved the Company's balance sheet and established a solid foundation for future growth. His contributions to our business and success cannot be overstated and have been essential to putting us in a position of strength. We wish him all the best in his next chapter of life."
Effective August 31, 2023, Joe Alkire will succeed Welton and has been appointed Executive Vice President and Chief Financial Officer. Alkire will have responsibility for enterprise strategy, corporate development, financial planning and analysis, accounting, investor relations, tax, treasury, internal audit and information technology. As a member of the company’s Executive Leadership Team, he will report to Kontoor’s President, Chief Executive Officer and Chair of the Board, Scott Baxter.
“We are thrilled to welcome Joe to the Executive Leadership Team at Kontoor. Joe’s extensive experience in all aspects of corporate finance makes him well-suited to help lead us through the next phase of our strategic priorities including driving consistent operating results and total shareholder returns for Kontoor,” said Baxter. “Joe’s background in our industry and with successful, disruptive brands will help Kontoor continue toward sustained and profitable long-term growth. I am confident that Joe is the right leader and strategic business partner as we focus on Kontoor’s next chapter of accelerated growth.”
Alkire joins Kontoor from BrüMate, Inc., a high-growth private equity backed consumer products company, where he served as Chief Operating Officer and Chief Financial Officer. Prior to that, he served as the Vice President, Corporate Development, Treasury, and Investor Relations for VF Corporation. Prior to VF, Alkire served as an investment banking and equity research analyst for William Blair & Company.
“I’m excited to be joining Kontoor during such a pivotal time in the company’s journey,” Alkire said. “I look forward to partnering with Kontoor’s global team to continue to explore the many exciting opportunities ahead for the company and its world-class brands.”
To ensure a smooth and effective transition, Welton will continue at Kontoor in an advisory position through year-end.
“I am so proud of our team here at Kontoor and all that they have achieved. I’ve had the opportunity to work with Joe previously and I am confident he is the right leader for Kontoor’s bright future,” said Welton. “I want to thank Scott for this extraordinary opportunity and our global team for their partnership and commitment over the years.”

About Kontoor Brands
Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Contacts

Investors:
Eric Tracy, (336) 332-5205
Vice President, Corporate Finance and Investor Relations
Eric.Tracy@kontoorbrands.com
or
Media:
Julia Burge, (336) 332-5122
Director, External Communications
Julia.Burge@kontoorbrands.com

###